Exhibit 99.1

FULTON FINANCIAL
CORPORATION
FOR IMMEDIATE RELEASE
Media Contact: Lacey Dean (717) 735-8688
Investor Contact: Rick Kraemer (717) 327-2567

Fulton Financial Corporation Announces First Quarter 2026 Results

(April 22, 2026) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) (“Fulton” or the “Corporation”) reported net income available to common shareholders of $92.2 million, or $0.51 per diluted share, for the first quarter of 2026, a decrease of $4.2 million in comparison to the fourth quarter of 2025. Operating net income available to common shareholders for the three months ended March 31, 2026 was $99.7 million(1), or $0.55 per diluted share(1), an increase of $0.3 million in comparison to the fourth quarter of 2025.

"Our first quarter results reflect steady, solid profitability driven by disciplined execution of our strategy," said Fulton Chairman, CEO, and President, Curtis J. Myers. "The Blue Foundry Bancorp acquisition expands our presence in northern New Jersey and meaningfully advances our business objectives. We are pleased to welcome Blue Foundry Bank's team members and customers to Fulton. Our focus now turns to a seamless integration, a smooth customer transition, and the continued delivery of positive operating leverage and successful strategic outcomes."

Financial Highlights

First quarter of 2026 operating results of $0.55 per diluted share(1) were impacted by the following items:

•Net interest margin remained solid at 3.58%, representing a one basis point decline from the prior quarter.

•Non-interest income decreased $0.1 million to $69.8 million compared to $70.0 million in the prior quarter.

•Non-interest expense decreased $12.7 million to $200.3 million compared to $213.0 million in the prior quarter. Operating non-interest expense decreased $13.4 million to $190.7 million(1) compared to $204.1 million in the prior quarter.

•Provision for credit losses was $14.4 million resulting in an allowance for credit losses attributable to net loans of $367.5 million, or 1.51% of total net loans as of March 31, 2026.

•Common equity tier 1 capital ratio(2) increased to approximately 11.9% compared to 11.8% in the prior quarter.

•During the first quarter of 2026, 1,212,650 shares of the Corporation's common stock were repurchased under the 2026 Repurchase Program(3) at a cost of $24.5 million or an average of $20.21 per share.

The following items highlight notable changes in the components of net income in the first quarter of 2026 compared to the fourth quarter of 2025:

•Net interest income decreased $4.0 million to $262.0 million. A $10.1 million decrease in interest income on net loans and a $2.2 million decrease in interest income on investment securities were partially offset by an $8.6 million decrease in interest expense on deposits. Purchase loan mark accretion from loans acquired in the Republic Acquisition(4) was $10.3 million in the first quarter of 2026 compared to $10.5 million in the prior quarter.

•Non-interest income before investment securities gains (losses) was $69.8 million compared to $70.0 million in the prior quarter. The $0.1 million decrease was primarily due to decreases of $1.3 million in commercial banking fee income and $1.3 million in consumer banking fee income mainly attributable to two less days in the first quarter and seasonality, partially offset by a $1.3 million increase in income from equity method investments, reflected in other income, and a $0.6 million increase in wealth management revenues.

•Non-interest expense was $200.3 million compared to $213.0 million in the prior quarter. The $12.7 million decrease in non-interest expense was primarily due to a $11.7 million decrease in salaries and employee benefits expense primarily due to a $11.3 million decrease in incentive compensation expense. Acquisition-related expense associated with the Blue Foundry Bancorp transaction(5) was $2.6 million compared to $0.8 million in the prior quarter.

Balance Sheet Summary

•Total net loans increased $121.5 million to $24.3 billion compared to $24.1 billion as of December 31, 2025. The increase was primarily due to increases of $78.7 million in consumer loans(6) and $42.7 million in commercial loans(6) which included an opportunistic purchase of an in-market commercial loan portfolio.

•Deposits totaled $26.8 billion, a $178.9 million increase compared to $26.6 billion as of December 31, 2025. The increase was primarily due to increases of $362.4 million in savings deposits and $78.8 million in noninterest-bearing demand deposits, partially offset by decreases of $146.5 million in interest-bearing demand deposits and $139.2 million in brokered deposits.

Provision for Credit Losses and Asset Quality

•The provision for credit losses totaled $14.4 million in the first quarter of 2026, resulting in a $367.5 million allowance for credit losses attributable to net loans, or 1.51% of total net loans as of March 31, 2026, compared to $364.5 million, or 1.51% of total net loans as of December 31, 2025.

•Non-performing assets were $177.5 million, or 0.55% of total assets, as of March 31, 2026, in comparison to $185.2 million, or 0.58% of total assets, as of December 31, 2025.

•Annualized net charge-offs for the first quarter of 2026 were 0.25% of total average loans in comparison to 0.24% in the prior quarter.

Additional information on Fulton is available on the Internet at www.fultonbank.com.
(1) Financial measure derived by methods other than generally accepted accounting principles ("GAAP"). Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of the press release.
(2) Regulatory capital ratios as of March 31, 2026, are preliminary estimates and prior periods are actual.

(3) The 2026 Repurchase Program represents the authorization, commencing on January 1, 2026 and expiring on January 31, 2027, to repurchase up to $150 million, excluding fees, commissions, excise tax and other ancillary expenses, of the Corporation’s common stock. Under this authorization, up to $25 million of the $150 million authorization may be used to repurchase the Corporation’s preferred stock, outstanding subordinated notes due 2030 or outstanding subordinated notes due 2035. As permitted by securities laws and other legal requirements and subject to market conditions and other factors, purchases may be made from time to time under the 2026 Repurchase Program in open market or privately negotiated transactions, including without limitation, through accelerated share repurchase transactions. The 2026 Repurchase Program may be discontinued at any time.

(4) On April 26, 2024, the Corporation announced that its wholly owned banking subsidiary, Fulton Bank, National Association ("Fulton Bank"), acquired substantially all of the assets and assumed substantially all of the deposits and certain liabilities of Republic First Bank, doing business as Republic Bank ("Republic Bank"), from the Federal Deposit Insurance Corporation (the "FDIC"), as receiver for Republic Bank (the "Republic Acquisition"), pursuant to the terms of the Purchase and Assumption Agreement - Whole Bank, All Deposits, effective as of April 26, 2024 among the FDIC, as receiver of Republic Bank, the FDIC and Fulton Bank.

(5) On November 24, 2025, the Corporation announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Corporation and Blue Foundry Bancorp, a Delaware corporation (“Blue Foundry”), pursuant to which, upon the terms and subject to the conditions set forth in the Merger Agreement, (i) Blue Foundry will merge with and into the Corporation (the “Merger”), with the Corporation surviving the Merger and (ii) following the Merger, Blue Foundry Bank, a New Jersey-chartered stock savings bank and wholly owned subsidiary of Blue Foundry, will merge with and into Fulton Bank, a national banking association and wholly owned subsidiary of the Corporation, with Fulton Bank continuing as the surviving bank. Effective April 1, 2026, the Corporation completed the Merger. Following the Merger, Blue Foundry Bank will operate as a separate, wholly owned subsidiary of the Corporation until Blue Foundry Bank merges with and into Fulton Bank, which is expected to occur during the summer of 2026 around the time of systems conversion.

(6) Commercial loans include real estate - commercial mortgage, commercial and industrial, leases and other loans and includes a decrease in commercial construction loans of $96.1 million, reflected in real estate - construction. Consumer loans include real estate - residential mortgage, real estate - home equity, consumer and includes an increase of $2.3 million in residential construction loans, reflected in real estate - construction.

Note: Some numbers contained in this document may not sum due to rounding.

Safe Harbor Statement

This press release may contain forward-looking statements with respect to the Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as "may," "should," "will," "could," "estimates," "predicts," "potential," "continue," "anticipates," "believes," "plans," "expects," "future," "intends," “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, the Corporation’s future financial performance, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Corporation’s business or financial results.

Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, the statements are based on current beliefs, expectations and assumptions regarding the future of the Corporation’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Corporation’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation's actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2025 and other current and periodic reports, which have been, or will be, filed with the Securities and Exchange Commission (the "SEC") and are, or will be, available in the Investor Relations section of the Corporation's website (www.fultonbank.com) and on the SEC's website (www.sec.gov).

Non-GAAP Financial Measures

The Corporation uses certain financial measures in this press release that have been derived from methods other than GAAP. These non-GAAP financial measures are reconciled to the most comparable GAAP measures in tables at the end of this press release.

FULTON FINANCIAL CORPORATION
SUMMARY CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)
(dollars in thousands, except per share and shares data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Ending Balances
Investment securities(1)	$4,861,967	$4,833,744	$5,045,270	$5,093,027	$5,071,323
Net loans	24,266,345	24,144,884	24,041,489	24,012,539	23,862,574
Total assets	32,237,438	32,118,400	31,995,086	32,040,448	32,132,028
Deposits	26,768,335	26,589,407	26,332,490	26,138,067	26,328,972
Shareholders' equity	3,505,283	3,490,447	3,413,598	3,329,246	3,274,321

Average Balances
Investment securities(1)	4,785,276	4,921,669	5,025,072	5,084,371	4,906,952
Net loans	24,225,655	24,053,089	24,020,322	23,899,743	24,006,863
Total assets	31,999,228	32,013,163	31,924,038	31,901,574	31,971,601
Deposits	26,451,094	26,537,659	26,298,680	26,125,602	26,169,883
Shareholders' equity	3,543,911	3,464,539	3,361,368	3,304,015	3,254,125

Income Statement
Net interest income	262,023	266,042	264,198	254,921	251,187
Provision for credit losses	14,442	2,948	10,245	8,607	13,898
Non-interest income	69,841	69,980	70,407	69,148	67,232
Non-interest expense	200,294	212,986	196,574	192,811	189,460
Income before taxes	117,128	120,088	127,786	122,651	115,061
Net income available to common shareholders	92,199	96,408	97,892	96,636	90,425

Per Share
Net income available to common shareholders (basic)	$0.51	$0.53	$0.54	$0.53	$0.50
Net income available to common shareholders (diluted)	$0.51	$0.53	$0.53	$0.53	$0.49
Operating net income available to common shareholders(2)	$0.55	$0.55	$0.55	$0.55	$0.52
Cash dividends	$0.19	$0.19	$0.18	$0.18	$0.18
Common shareholders' equity	$18.52	$18.33	$17.81	$17.20	$16.91
Common shareholders' equity (tangible)(2)	$15.12	$14.92	$14.39	$13.78	$13.46
Weighted average shares (basic)	179,720	180,405	181,658	182,261	182,179
Weighted average shares (diluted)	181,655	182,197	183,349	183,813	184,077
(1) Includes related unrealized holding gains (losses) for available for sale ("AFS") securities.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled “Reconciliation of Non-GAAP Measures” at the end of this press release.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Asset Quality
Net charge-offs to average loans (annualized)	0.25%	0.24%	0.18%	0.20%	0.21%
Non-performing loans to total net loans	0.72%	0.76%	0.83%	0.89%	0.82%
Non-performing assets to total assets	0.55%	0.58%	0.63%	0.67%	0.62%
ACL - loans(1) to total loans	1.51%	1.51%	1.57%	1.57%	1.59%
ACL - loans(1) to non-performing loans	209%	198%	189%	177%	193%

Profitability
Return on average assets	1.20%	1.23%	1.25%	1.25%	1.18%
Operating return on average assets(2)	1.30%	1.27%	1.29%	1.30%	1.25%
Return on average common shareholders' equity	11.16%	11.69%	12.26%	12.46%	11.98%
Operating return on average common shareholders' equity (tangible)(2)	14.76%	14.86%	15.79%	16.26%	15.95%
Net interest margin	3.58%	3.59%	3.57%	3.47%	3.43%
Efficiency ratio(2)	56.7%	60.0%	56.5%	57.1%	56.7%
Non-interest expense to total average assets	2.54%	2.64%	2.44%	2.42%	2.40%
Operating non-interest expense to total average assets(2)	2.42%	2.53%	2.38%	2.36%	2.32%

Capital Ratios(3)
Tangible common equity ratio ("TCE")(2)	8.6%	8.5%	8.3%	8.0%	7.8%
Tier 1 leverage ratio	9..9%	9.7%	9.6%	9.4%	9.2%
Common equity Tier 1 capital ratio	11.9%	11.8%	11.6%	11.3%	11.1%
Tier 1 risk-based capital ratio	12.7%	12.6%	12.4%	12.1%	11.9%
Total risk-based capital ratio	15.1%	15.2%	15.0%	14.7%	14.5%

(1) "ACL - loans" relates to the allowance for credit losses ("ACL") specifically on "Net Loans" and does not include the ACL related to off-balance-sheet ("OBS") credit exposures.
(2) Non-GAAP financial measure. Refer to the calculation on the page titled "Reconciliation of Non-GAAP Measures" at the end of this press release.
(3) Regulatory capital ratios as of March 31, 2026 are preliminary estimates and prior periods are actual.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED ENDING BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
ASSETS
Cash and due from banks	$311,796	$271,463	$307,267	$362,280	$388,503
Other interest-earning assets	871,066	911,155	643,111	583,899	778,117
Loans held for sale	11,887	16,316	19,875	23,281	15,965
Investment securities	4,861,967	4,833,744	5,045,270	5,093,027	5,071,323
Net loans	24,266,345	24,144,884	24,041,489	24,012,539	23,862,574
Less: ACL - loans(1)	(367,489)	(364,462)	(376,258)	(377,337)	(379,677)
Loans, net	23,898,856	23,780,422	23,665,231	23,635,202	23,482,897
Net premises and equipment	168,941	175,240	178,644	184,290	186,873
Accrued interest receivable	112,083	113,698	114,003	117,130	116,215
Goodwill and intangible assets	607,647	612,996	618,361	623,729	629,189
Other assets	1,393,195	1,403,366	1,403,324	1,417,610	1,462,946
Total Assets	$32,237,438	$32,118,400	$31,995,086	$32,040,448	$32,132,028
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits	$26,768,335	$26,589,407	$26,332,490	$26,138,067	$26,328,972
Borrowings	1,252,579	1,297,375	1,471,961	1,773,900	1,657,200
Other liabilities	711,241	741,171	777,037	799,235	871,535
Total Liabilities	28,732,155	28,627,953	28,581,488	28,711,202	28,857,707
Shareholders' equity	3,505,283	3,490,447	3,413,598	3,329,246	3,274,321
Total Liabilities and Shareholders' Equity	$32,237,438	$32,118,400	$31,995,086	$32,040,448	$32,132,028

LOANS, DEPOSITS AND BORROWINGS DETAIL:
Loans, by type:
Real estate - commercial mortgage	$9,985,368	$9,820,944	$9,734,156	$9,678,038	$9,676,517
Commercial and industrial	4,494,031	4,539,060	4,437,905	4,541,765	4,531,266
Real estate - residential mortgage	6,735,338	6,669,993	6,617,017	6,511,687	6,409,657
Real estate - home equity	1,253,192	1,242,831	1,214,399	1,193,410	1,170,470
Real estate - construction	876,498	970,298	1,134,748	1,155,099	1,175,445
Consumer	565,041	564,349	566,291	583,949	597,305
Leases and other loans(2)	356,877	337,409	336,973	348,591	301,914
Total Net Loans	$24,266,345	$24,144,884	$24,041,489	$24,012,539	$23,862,574
Deposits, by type:
Noninterest-bearing demand	$5,334,920	$5,256,096	$5,136,210	$5,337,771	$5,435,934
Interest-bearing demand	7,823,683	7,970,188	8,035,393	7,593,083	7,804,388
Savings	8,875,256	8,512,829	8,417,678	8,271,925	8,208,526
Total demand and savings	22,033,859	21,739,113	21,589,281	21,202,779	21,448,848
Brokered	715,850	855,042	709,667	817,398	738,458
Time	4,018,626	3,995,252	4,033,542	4,117,890	4,141,666
Total Deposits	$26,768,335	$26,589,407	$26,332,490	$26,138,067	$26,328,972
Borrowings, by type:
Federal Home Loan Bank advances	$200,000	$250,000	$450,000	$800,000	$750,000
Senior debt and subordinated debt	367,720	367,637	367,557	367,476	367,396
Other borrowings	684,859	679,738	654,404	606,424	539,804
Total Borrowings	$1,252,579	$1,297,375	$1,471,961	$1,773,900	$1,657,200

(1) "ACL - loans" relates to the ACL specifically on "Net Loans" and does not include the ACL related to OBS credit exposures.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except per share and share data)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Net Interest Income:
Interest income	$390,056	$403,416	$411,006	$402,761	$399,692
Interest expense	128,033	137,374	146,808	147,840	148,505
Net Interest Income	262,023	266,042	264,198	254,921	251,187
Provision for credit losses	14,442	2,948	10,245	8,607	13,898
Net Interest Income after Provision	247,581	263,094	253,953	246,314	237,289
Non-Interest Income:
Wealth management	24,496	23,879	22,639	22,281	21,785
Commercial banking:
Merchant and card	6,343	6,847	7,327	7,376	6,591
Cash management	8,363	8,374	8,335	8,376	7,799
Capital markets	3,614	3,730	2,908	2,945	2,411
Other commercial banking	4,486	5,162	4,595	4,734	4,528
Total commercial banking	22,806	24,113	23,165	23,431	21,329
Consumer banking:
Card	7,887	8,366	8,246	7,958	7,544
Overdraft	3,798	4,109	4,153	3,817	3,295
Other consumer banking	2,491	2,967	2,775	2,753	2,229
Total consumer banking	14,176	15,442	15,174	14,528	13,068
Mortgage banking	3,955	3,636	3,711	3,991	3,138
Other	4,408	2,910	5,718	4,917	7,914
Non-interest income before investment securities (losses) gains	69,841	69,980	70,407	69,148	67,234
Investment securities (losses) gains, net	—	—	—	—	(2)
Total Non-Interest Income	69,841	69,980	70,407	69,148	67,232
Non-Interest Expense:
Salaries and employee benefits	109,917	121,632	111,265	107,123	103,526
Data processing and software	18,662	19,695	18,535	18,262	18,599
Net occupancy	18,229	17,554	15,954	16,410	18,207
Other outside services	12,750	13,105	12,951	12,009	11,837
Intangible amortization	5,349	5,365	5,368	5,460	6,269
FDIC insurance	4,249	4,540	5,089	4,951	5,597
Equipment	3,924	4,001	3,926	4,100	4,150
Professional fees	2,239	2,088	2,320	2,163	(1,078)
Marketing	2,331	1,694	2,470	2,604	2,521
Acquisition-related expenses	2,644	802	—	—	380
Other	20,000	22,510	18,696	19,729	19,452
Total Non-Interest Expense	200,294	212,986	196,574	192,811	189,460
Income Before Income Taxes	117,128	120,088	127,786	122,651	115,061
Income tax expense	22,367	21,118	27,332	23,453	22,074
Net Income	94,761	98,970	100,454	99,198	92,987
Preferred stock dividends	(2,562)	(2,562)	(2,562)	(2,562)	(2,562)
Net Income Available to Common Shareholders	$92,199	$96,408	$97,892	$96,636	$90,425

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
PER SHARE:
Net income available to common shareholders (basic)	$0.51	$0.53	$0.54	$0.53	$0.50
Net income available to common shareholders (diluted)	$0.51	$0.53	$0.53	$0.53	$0.49
Cash dividends	$0.19	$0.19	$0.18	$0.18	$0.18

Weighted average shares (basic)	179,720	180,405	181,658	182,261	182,179
Weighted average shares (diluted)	181,655	182,197	183,349	183,813	184,077

FULTON FINANCIAL CORPORATION
CONDENSED CONSOLIDATED AVERAGE BALANCE SHEET ANALYSIS (UNAUDITED)
(dollars in thousands)
	Three months ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate	Balance	Interest(1)	Rate
ASSETS

Interest-earning assets:
Net loans(2)	$24,225,655	$341,843	5.70%	$24,053,089	$352,014	5.82%	$24,006,863	$347,626	5.86%
Investment securities(3)	5,001,079	44,771	3.58%	5,159,396	47,007	3.64%	5,199,000	47,242	3.63%
Other interest-earning assets	773,171	7,745	4.05%	820,025	8,811	4.27%	793,126	9,164	4.67%
Total Interest-Earning Assets	29,999,905	394,359	5.31%	30,032,510	407,832	5.40%	29,998,989	404,032	5.44%

Noninterest-earning assets:
Cash and due from banks	300,074			284,768			301,897
Premises and equipment	173,203			178,194			191,248
Other assets	1,896,687			1,898,152			1,864,996
Less: ACL - loans(4)	(370,641)			(380,461)			(385,529)
Total Assets	$31,999,228			$32,013,163			$31,971,601

LIABILITIES AND SHAREHOLDERS' EQUITY

Interest-bearing liabilities:
Demand deposits	$7,774,121	$29,036	1.51%	$7,984,980	$33,831	1.68%	$7,753,586	$34,189	1.79%
Savings deposits	8,684,478	44,663	2.09%	8,519,075	47,219	2.20%	7,971,728	45,101	2.29%
Brokered deposits	856,823	8,210	3.89%	803,755	8,325	4.11%	904,722	10,038	4.50%
Time deposits	4,015,644	33,896	3.42%	3,986,459	34,996	3.48%	4,127,784	41,564	4.08%
Total Interest-Bearing Deposits	21,331,066	115,805	2.20%	21,294,269	124,371	2.32%	20,757,820	130,892	2.56%

Borrowings and other interest-bearing liabilities	1,359,113	12,228	3.65%	1,345,837	13,003	3.83%	1,754,900	17,613	4.07%
Total Interest-Bearing Liabilities	22,690,179	128,033	2.29%	22,640,106	137,374	2.41%	22,512,720	148,505	2.67%

Noninterest-bearing liabilities:
Demand deposits	5,120,028			5,243,390			5,412,063
Other liabilities	645,110			665,128			792,693
Total Liabilities	28,455,317			28,548,624			28,717,476
Total Deposits	26,451,094		1.78%	26,537,659		1.86%	26,169,883		2.03%
Total interest-bearing liabilities and non-interest bearing deposits (cost of funds)	27,810,207		1.87%	27,883,496		1.96%	27,924,783		2.15%

Shareholders' equity	3,543,911			3,464,539			3,254,125
Total Liabilities and Shareholders' Equity	$31,999,228			$32,013,163			$31,971,601

Net interest income/net interest margin (fully taxable equivalent)		266,326	3.58%		270,458	3.59%		255,527	3.43%
Tax equivalent adjustment		(4,303)			(4,416)			(4,340)
Net Interest Income		$262,023			$266,042			$251,187

(1) Presented on a fully taxable-equivalent basis using a 21% federal tax rate and statutory interest expense disallowances.
(2) Average balances include non-performing loans.
(3) Average balances include amortized historical cost for AFS securities; the related unrealized holding gains (losses) are included in other assets.
(4) ACL - loans relates to the ACL for net loans and does not include the ACL related to OBS credit exposures, which is included in other liabilities.

FULTON FINANCIAL CORPORATION
AVERAGE LOANS, DEPOSITS AND BORROWINGS DETAIL (UNAUDITED)
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Loans, by type:
Real estate - commercial mortgage	$9,930,713	$9,785,717	$9,721,395	$9,652,320	$9,655,283
Commercial and industrial	4,522,694	4,473,522	4,494,662	4,530,085	4,608,401
Real estate - residential mortgage	6,696,646	6,646,318	6,560,413	6,448,443	6,367,978
Real estate - home equity	1,235,977	1,223,293	1,191,465	1,179,109	1,160,713
Real estate - construction	926,026	1,014,343	1,125,130	1,172,138	1,296,090
Consumer	576,852	577,136	590,658	599,505	615,741
Leases and other loans(1)	336,747	332,760	336,599	318,142	302,657
Total Net Loans	$24,225,655	$24,053,089	$24,020,322	$23,899,742	$24,006,863

Deposits, by type:
Noninterest-bearing demand	$5,120,028	$5,243,390	$5,239,393	$5,303,997	$5,412,063
Interest-bearing demand	7,774,121	7,984,980	7,876,227	7,800,881	7,753,586
Savings	8,684,478	8,519,075	8,391,379	8,219,637	7,971,728
Total demand and savings	21,578,627	21,747,445	21,506,999	21,324,515	21,137,377
Brokered	856,823	803,755	694,486	688,957	904,722
Time	4,015,644	3,986,459	4,097,195	4,112,130	4,127,784
Total Deposits	$26,451,094	$26,537,659	$26,298,680	$26,125,602	$26,169,883

Borrowings, by type:
Federal funds purchased	$—	$54	$—	$1,099	$—
Federal Home Loan Bank advances	221,039	237,880	484,022	712,198	709,367
Senior debt and subordinated debt	367,679	367,598	367,517	367,438	367,357
Other borrowings and other interest-bearing liabilities	770,395	740,305	713,456	675,511	678,176
Total Borrowings	$1,359,113	$1,345,837	$1,564,995	$1,756,246	$1,754,900

(1) Includes equipment lease financing, overdraft and net origination fees and costs.

FULTON FINANCIAL CORPORATION
ASSET QUALITY INFORMATION (UNAUDITED)
(dollars in thousands)
	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Allowance for credit losses related to net loans:
Balance at beginning of period	$364,462	$376,258	$377,337	$379,677	$379,156

Initial allowance for credit losses on purchased loans	3,351	—	—	—	—
Loans charged off:
Real estate - commercial mortgage	(4,102)	(14,104)	(3,906)	(6,402)	(12,106)
Commercial and industrial	(10,545)	(5,295)	(5,847)	(5,780)	(3,865)
Real estate - residential mortgage	(391)	(58)	(394)	(258)	(343)
Consumer and home equity	(2,164)	(2,212)	(2,527)	(1,885)	(2,193)
Real estate - construction	—	—	(5,286)	(100)	—
Leases and other loans(2)	(1,116)	(1,140)	(1,479)	(1,491)	(1,527)
Total loans charged off	(18,318)	(22,809)	(19,439)	(15,916)	(20,034)
Recoveries of loans previously charged off:
Real estate - commercial mortgage	701	633	4,307	133	374
Commercial and industrial	740	6,592	3,205	2,628	5,952
Real estate - residential mortgage	72	230	33	203	174
Consumer and home equity	584	861	726	899	660
Real estate - construction	884	—	47	99	82
Leases and other loans(2)	429	146	192	240	201
Total recoveries of loans previously charged off	3,410	8,462	8,510	4,202	7,443
Net loans charged off	(14,908)	(14,347)	(10,929)	(11,714)	(12,591)
Provision for credit losses(1)	14,584	2,551	9,850	9,374	13,112
Balance at end of period	$367,489	$364,462	$376,258	$377,337	$379,677
Net charge-offs to average loans(3)	0.25%	0.24%	0.18%	0.20%	0.21%

Provision for credit losses related to OBS Credit Exposures
Provision for credit losses(1)	$(142)	$397	$395	$(767)	$786

NON-PERFORMING ASSETS:
Non-accrual loans	$142,035	$153,872	$150,137	$182,942	$162,426
Loans 90 days past due and accruing	33,816	29,924	48,597	29,949	34,367
Total non-performing loans	175,851	183,796	198,734	212,891	196,793
Other real estate owned	1,648	1,365	2,305	2,706	2,193
Total non-performing assets	$177,499	$185,161	$201,039	$215,597	$198,986

NON-PERFORMING LOANS, BY TYPE:
Commercial and industrial	$47,759	$47,756	$48,817	$45,565	$42,913
Real estate - commercial mortgage	64,890	74,981	87,789	90,852	88,081
Real estate - residential mortgage	47,826	45,569	44,689	37,703	46,878
Consumer and home equity	12,339	11,875	12,658	11,109	12,682
Real estate - construction	3,000	2,267	3,461	25,602	3,666
Leases and other loans(2)	37	1,348	1,320	2,060	2,573
Total non-performing loans	$175,851	$183,796	$198,734	$212,891	$196,793

(1) The sum of these amounts are reflected in the provision for credit losses in the Condensed Consolidated Statements of Income.
(2) Includes equipment lease financing, overdraft and net origination fees and costs.
(3) Quarterly results are annualized.

FULTON FINANCIAL CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in thousands, except per share and share data)

Explanatory note:	This press release contains supplemental financial information, as detailed below, that has been derived by methods other than GAAP. The Corporation has presented these non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Management believes that these non-GAAP financial measures, in addition to GAAP measures, are also useful to investors to evaluate the Corporation's results. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures, and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure follow:

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Operating net income available to common shareholders
Net income available to common shareholders	$92,199	$96,408	$97,892	$96,636	$90,425
Less: Other (1)	—	(4,989)	(738)	(9)	(122)
Plus: Core deposit intangible amortization	5,255	5,255	5,255	5,346	6,155
Plus: Acquisition-related expense	2,644	802	—	—	380
Plus: FDIC special assessment	—	(95)	—	—	—
Plus: FultonFirst implementation and asset disposals	1,556	2,795	(207)	(270)	(47)
Less: Tax impact of adjustments	(1,985)	(791)	(905)	(1,064)	(1,337)
Operating net income available to common shareholders (numerator)	$99,669	$99,385	$101,297	$100,639	$95,454

Weighted average shares (diluted) (denominator)	181,655	182,197	183,349	183,813	184,077

Operating net income available to common shareholders, per share (diluted)	$0.55	$0.55	$0.55	$0.55	$0.52

Common shareholders' equity (tangible), per share
Shareholders' equity	$3,505,283	$3,490,447	$3,413,598	$3,329,246	$3,274,321
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(607,647)	(612,996)	(618,361)	(623,729)	(629,189)
Tangible common shareholders' equity (numerator)	$2,704,758	$2,684,573	$2,602,359	$2,512,639	$2,452,254

Shares outstanding, end of period (denominator)	178,843	179,895	180,865	182,379	182,204

Common shareholders' equity (tangible), per share	$15.12	$14.92	$14.39	$13.78	$13.46

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Acquisition.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Operating return on average assets
Net income	$94,761	$98,970	$100,454	$99,198	$92,987
Less: Other (1)	—	(4,989)	(738)	(9)	(122)
Plus: Core deposit intangible amortization	5,255	5,255	5,255	5,346	6,155
Plus: Acquisition-related expense	2,644	802	—	—	380
Plus: FDIC special assessment	—	(95)	—	—	—
Plus: FultonFirst implementation and asset disposals	1,556	2,795	(207)	(270)	(47)
Less: Tax impact of adjustments	(1,985)	(791)	(905)	(1,064)	(1,337)
Operating net income (numerator)	$102,231	$101,947	$103,859	$103,201	$98,016

Total average assets	$31,999,228	$32,013,163	$31,924,038	$31,901,574	$31,971,601
Less: Average net core deposit intangible	(54,629)	(60,726)	(65,999)	(71,282)	(77,039)
Total operating average assets (denominator)	$31,944,599	$31,952,437	$31,858,039	$31,830,292	$31,894,562

Operating return on average assets(2)	1.30%	1.27%	1.29%	1.30%	1.25%

Operating return on average common shareholders' equity (tangible)
Net income available to common shareholders	$92,199	$96,408	$97,892	$96,636	$90,425
Less: Other (1)	—	(4,989)	(738)	(9)	(122)
Plus: Intangible amortization	5,349	5,365	5,368	5,460	6,269
Plus: Acquisition-related expense	2,644	802	—	—	380
Plus: FDIC special assessment	—	(95)	—	—
Plus: FultonFirst implementation and asset disposals	1,556	2,795	(207)	(270)	(47)
Less: Tax impact of adjustments	(2,005)	(814)	(929)	(1,088)	(1,361)
Adjusted net income available to common shareholders (numerator)	$99,743	$99,472	$101,386	$100,729	$95,544

Average shareholders' equity	$3,543,911	$3,464,539	$3,361,368	$3,304,015	$3,254,125
Less: Average preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Average goodwill and intangible assets	(610,262)	(615,600)	(620,986)	(626,383)	(632,254)
Average tangible common shareholders' equity (denominator)	$2,740,771	$2,656,061	$2,547,504	$2,484,754	$2,428,993

Operating return on average common shareholders' equity (tangible)(2)	14.76%	14.86%	15.79%	16.26%	15.95%

Tangible common equity to tangible assets (TCE Ratio)
Shareholders' equity	$3,505,283	$3,490,447	$3,413,598	$3,329,246	$3,274,321
Less: Preferred stock	(192,878)	(192,878)	(192,878)	(192,878)	(192,878)
Less: Goodwill and intangible assets	(607,647)	(612,996)	(618,361)	(623,729)	(629,189)
Tangible common shareholders' equity (numerator)	$2,704,758	$2,684,573	$2,602,359	$2,512,639	$2,452,254

Total assets	$32,237,438	$32,118,400	$31,995,086	$32,040,448	$32,132,028
Less: Goodwill and intangible assets	(607,647)	(612,996)	(618,361)	(623,729)	(629,189)
Total tangible assets (denominator)	$31,629,791	$31,505,404	$31,376,725	$31,416,719	$31,502,839

Tangible common equity to tangible assets	8.55%	8.52%	8.29%	8.00%	7.78%

(1) Includes loan recovery adjustments of $5.0 million and $0.6 million in the fourth quarter of 2025 and the third quarter of 2025, respectively, reflected in the provision for credit losses related to a loan acquired in the Republic Acquisition.

(2) Results are annualized.

	Three months ended
	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
	2026	2025	2025	2025	2025
Efficiency ratio
Non-interest expense	$200,294	$212,986	$196,574	$192,811	$189,460
Less: Acquisition-related expense	(2,644)	(802)	—	—	(380)
Less: FDIC special assessment	—	95	—	—	—
Less: FultonFirst implementation and asset disposals	(1,556)	(2,795)	207	270	47
Less: Intangible amortization	(5,349)	(5,365)	(5,368)	(5,460)	(6,269)
Operating non-interest expense (numerator)	$190,745	$204,119	$191,413	$187,621	$182,858

Net interest income	$262,023	$266,042	$264,198	$254,921	$251,187
Tax equivalent adjustment	4,303	4,416	4,436	4,389	4,340
Plus: Total non-interest income	69,841	69,980	70,407	69,148	67,232
Less: Other revenue	—	11	(138)	(9)	(122)
Plus: Investment securities (gains) losses, net	—	—	—	—	2
Total revenue (denominator)	$336,167	$340,449	$338,903	$328,449	$322,639

Efficiency ratio	56.7%	60.0%	56.5%	57.1%	56.7%

Operating non-interest expense to total average assets
Non-interest expense	$200,294	$212,986	$196,574	$192,811	$189,460
Less: Intangible amortization	(5,349)	(5,365)	(5,368)	(5,460)	(6,269)
Less: Acquisition-related expense	(2,644)	(802)	—	—	(380)
Less: FDIC special assessment	—	95	—	—	—
Less: FultonFirst implementation and asset disposals	(1,556)	(2,795)	207	270	47
Operating non-interest expense (numerator)	$190,745	$204,119	$191,413	$187,621	$182,858

Total average assets (denominator)	$31,999,228	$32,013,163	$31,924,038	$31,901,574	$31,971,601

Operating non-interest expenses to total average assets(1)	2.42%	2.53%	2.38%	2.36%	2.32%
(1) Results are annualized.